                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, THAT I, Alejandro de Hoz, do hereby appoint R.
Scott Mahoney, Elizabeth  Riotte and  Susan  Johnston, or either  of them,  my true and lawful attorney-in-fact to:

     (1)  prepare, execute in my name and on my behalf, and submit to  the
          U.S. Securities and  Exchange Commission  (the  "SEC") a Form ID,
          including  amendments thereto, and  any  other documents necessary or appropriate to  obtain codes and  passwords enabling  me  to  make electronic filings with the  SEC of reports required by Section  16(a)
          of the  Securities Exchange  Act of 1934  or  any rule or regulation of the SEC;
     (2)  execute  for me  and  on  my behalf, in my capacity  as  an  officer and/or director  of Avangrid,  Inc. (the  "Company"),  Forms  3, 4, and  5 in accordance with  Section  16(a)  of the  Securities
          Exchange Act of 1934, as amended, and  the  rules thereunder;
     (3)  do and  perform any and  all acts  for me and  on my behalf  which may
          be necessary or desirable to complete  and   execute  any  such Form
          3, 4, or 5,  complete  and   execute  any  amendment  or amendments
          thereto, and  timely  file such  form  with  the  SEC and  any  stock exchange or similar authority; and
     (4)  take  any  other action of any  type  whatsoever in  connection with the foregoing  which, in the opinion of such  attorney-in-
          fact, may  be  of benefit to, in the  best  interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on  my behalf pursuant to  this  Power  of
          Attorney shall be in such form and shall contain  such  terms and conditions as such attorney-in-fact may approve in such attorney-
          in-fact's discretion.

     I hereby grant to such attorney-in-fact full power and  authority to do and perform any and every act and  thing whatsoever requisite, necessary, or proper to be done in the  exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could  do if personally present, with full power of substitution or revocation, hereby ratifying  and  confirming all that such attorney-in-fact, or such attorney-
in-fact's substitute or substitutes, shall lawfully do or cause  to be done by virtue of this Power of Attorney and the rights and powers herein granted.
I acknowledge that the foregoing attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

     This Power of Attorney shall remain in full force and  effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the  foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the  undersigned has caused this Power of Attorney to be executed as of this 21st day of October, 2019.

                                            /s/ Alejandro de Hoz
                                            ------------------------
                                            Alejandro de Hoz